Exhibit 99.2

PRESS RELEASE

Level 3 Adopts Rights Plan Designed to Protect NOLs

BROOMFIELD, Colo., April 11, 2011  — Level 3 Communications, Inc. (NASDAQ:  LVLT) announced today that it has adopted a Stockholder Rights Plan (Rights Plan).  The Rights Plan is designed to protect the company’s federal Net Operating Losses (NOLs) from the effect of Internal Revenue Code (IRC) Section 382, which can restrict the use of NOLs.

As of Dec. 31, 2010, the company had a NOL carry forward for federal tax purposes of approximately $5.9 billion. The company’s ability to use its NOLs can be negatively affected if there is an “ownership change” as defined under IRC Section 382.  In general, this would occur if certain ownership changes related to the company’s stock that is held by five percent or greater stockholders exceed 50 percent, measured over a rolling three-year period. The completion of the company’s pending business combination transaction with Global Crossing Limited (Global Crossing) announced today would move the company significantly closer to the 50 percent ownership change and increase the likelihood of a loss of the company’s valuable NOLs. The purpose of the Rights Plan is to deter trading that would result in an ownership change and to protect the company’s ability to use its NOLs in the future, in order to prevent the reduction in stockholder value that would result from the loss of the NOLs. The Rights Plan was not adopted as an anti-takeover measure, and if the Global Crossing transaction is not completed, the Rights Plan would expire.

The Rights Plan will be limited in life, and the rights will expire upon the earliest of (1) the day following the third anniversary of the closing of the Global Crossing transaction, if stockholder approval of the Rights Plan is obtained; (2) the first anniversary of the closing of the Global Crossing transaction, if stockholder approval of the Rights Plan is not obtained by that date; (3) the termination of the Amalgamation Agreement governing the Global Crossing transaction; (4) the determination by the company’s Board of Directors that the NOLs are utilized in all material respects or that an ownership change under IRC Section 382 would not adversely effect in any material respect the time period in which the company could use the NOLs, or materially impair the amount of the NOLs that could be used by the company in any particular time period; or (5) certain other events described in the Rights Plan, including if the company’s Board of Directors determines that expiration is in the company’s best interest.

Under the Rights Plan, one right will be distributed for each share of the company’s common stock outstanding as of the close of business on April 21, 2011. Pursuant to the Rights Plan, when a person or group has obtained beneficial ownership of 4.9 percent or more of the company’s common stock outstanding at the time of such acquisition, or an existing holder with greater than 4.9 percent ownership acquires more shares representing at least an additional 0.5 percent of the company’s common stock outstanding at the time of such acquisition, there would be a triggering event causing significant dilution in the economic interest and voting power of that person or group.  The company’s Board of Directors has the discretion to exempt any person or group for purposes of the Rights Plan if it determines the acquisition by that person or group will not jeopardize tax benefits or is otherwise in the company’s best interests. In addition, acquisitions of company shares as a result of the closing of the Global Crossing transaction, and certain transfers following the closing by STT Crossing Ltd., a wholly owned subsidiary of Singapore Technologies Telemedia and the controlling stockholder of Global Crossing, including pursuant to the Stockholder Rights Agreement that the company has entered with STT Crossing Ltd. in connection with the Global Crossing transaction, have been exempted from triggering the provisions of the Rights Plan.

Additional information regarding the Rights Plan will be contained in a Form 8-K and a Registration Statement on Form 8-A to be filed by the company with the Securities and Exchange Commission.

About Level 3 Communications

Level 3 Communications, Inc. (NASDAQ: LVLT) is a leading international provider of fiber-based communications services. Enterprise, content, wholesale and government customers rely on Level 3 to deliver services with an industry-leading combination of scalability and value over an end-to-end fiber network. Level 3 offers a portfolio of metro and long-haul services, including transport, data, Internet, content delivery and voice. For more information, visit www.Level3.com.

© Level 3 Communications, LLC.  All Rights Reserved.  Level 3, Level 3 Communications and the Level 3 Communications Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries.  Level 3 services are provided by wholly owned subsidiaries of Level 3 Communications, Inc.  Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners.

Important Information For Investors And Stockholders

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The proposed transaction will be submitted to the stockholders of Level 3 Communications, Inc. (Level 3) and the stockholders of Global Crossing Ltd. (Global Crossing) for their consideration.  Level 3 and Global Crossing will file a registration statement on Form S-4, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC.  Level 3 and Global Crossing will each provide the final joint proxy statement/prospectus to its respective stockholders.  Investors and security holders are urged to read the registration statement and the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information about Level 3, Global Crossing and the proposed transaction.  Investors and security holders will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Level 3 and Global Crossing free of charge at the SEC’s Web Site at http://www.sec.gov.  In addition, the joint proxy statement/prospectus, the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus and the other documents filed with the SEC by Level 3 may be obtained free of charge by directing such request to:  Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021 or from Level 3’s Investor Relations page on its corporate website at http://www.level3.com and the joint proxy statement/prospectus, the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus and the other documents filed with the SEC by Global Crossing be obtained free of charge by directing such request to:  Global Crossing by telephone at 800-836-0342 or by submitting a request by e-mail to investors@globalcrossing.com or a written request to the Secretary, Wessex House, 45 Reid Street, Hamilton HM12 Bermuda or from Global Crossing’s Investor Relations page on its corporate website at http://www.globalcrossing.com.

Level 3, Global Crossing and their respective directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of Level 3 and from the stockholders of Global Crossing, respectively.  Information about the directors and executive officers of Level 3 is set forth in the proxy statement on Schedule 14A for Level 3’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2011 and information about the directors and executive officers of Global Crossing is set forth in the proxy statement for Global Crossing’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 19, 2010. Additional information regarding participants in the proxy solicitation may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the acquisition of Global Crossing by Level 3, including financial and operating results and synergy benefits that may be realized from the acquisition and the timeframe for realizing those benefits; Level 3’s and Global Crossing’s plans, objectives, expectations and intentions and other statements contained in this communication that are not historical facts; and (ii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.

These forward-looking statements are based upon management’s current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies and third-party approvals, many of which are beyond our control. The following factors, among others, could cause actual results to differ materially from those expressed or implied in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Amalgamation among Level 3, Global Crossing and Apollo Amalgamation Sub, Ltd. (the Amalgamation Agreement); (2) the inability to complete the transactions contemplated by the Amalgamation Agreement due to the failure to obtain the required stockholder approvals, (3) the inability to satisfy the other conditions specified in the Amalgamation Agreement, including without limitation the receipt of necessary governmental or regulatory approvals required to complete the transactions contemplated by the Amalgamation Agreement; (4) the inability to successfully integrate the businesses of Level 3 and Global Crossing or integrate the businesses within the anticipated timeframe; (5) the risk that the proposed transactions disrupt current plans and operations, increase operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such transactions; (6) the ability to recognize the anticipated benefits of the combination of Level 3 and Global Crossing, including the realization of revenue and cost synergy benefits, and to recognize such benefits within the anticipated timeframe; (7) the outcome of any legal proceedings that may be instituted against Level 3, Global Crossing or others following announcement of the Amalgamation Agreement and transactions contemplated therein; and (8) the possibility that Level 3 or Global Crossing may be adversely affected by other economic, business, and/or competitive factors.

Other important factors that may affect Level 3’s and the combined business’ results of operations and financial condition include, but are not limited to: the current uncertainty in the global financial markets and the global economy; a discontinuation of the development and expansion of the Internet as a communications medium and marketplace for the distribution and consumption of data and video; disruptions in the financial markets that could affect Level 3’s ability to obtain additional financing, and the company’s ability to: increase and maintain the volume of traffic on its network; develop effective business support systems; manage system and network failures or disruptions; develop new services that meet customer demands and generate acceptable margins; defend intellectual property and proprietary rights; adapt to rapid technological changes that lead to further competition; attract and retain qualified management and other personnel; successfully integrate acquisitions; and meet all of the terms and conditions of debt obligations.

Additional information concerning these and other important factors can be found within Level 3’s and Global Crossing’s respective filings with the SEC, which discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. Statements in this communication should be evaluated in light of these important factors. The forward-looking statements in this communication speak only as of the date they are made. Except for the ongoing obligations of Level 3 and Global Crossing to disclose material information under the federal securities laws, neither Level 3 nor Global Crossing undertakes any obligation to, and expressly disclaim any such obligation to, update or alter any forward-looking statement to reflect new information, circumstances or events that occur after the date such forward-looking statement is made unless required by law.

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Contact Information

Media:	Investors:
Monica Martinez	Mark Stoutenberg
720-888-3991	720-888-2518
Monica.Martinez@Level3.com	Mark.Stoutenberg@Level3.com